[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

May 23, 2011

Norfolk Southern Corporation Three Commercial Place Norfolk, Virginia 23510

RE:    Norfolk Southern Corporation $400,000,000
 6.00% Notes due 2111

Ladies and Gentlemen:

We have acted as special counsel to Norfolk Southern Corporation, a Virginia corporation (the “Company”), in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 6.00% Senior Notes due 2111 (the “Notes”), issuable under the Indenture, dated as of June 1, 2009 (the “Base Indenture”), as amended by the Second Supplemental Indenture, dated as of May 23, 2011 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”). On May 18, 2011, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the registration statement on Form S-3 (File No. 333-158240) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange

Norfolk Southern Corporation
March 30, 2011

(Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Post-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(ii)	an executed copy of the Underwriting Agreement

(iii)	the global certificate evidencing the Notes;

(iv)	an executed copy of the Base Indenture; and

(v)	an executed copy of the Second Supplemental Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the execution and delivery by the Company of the Indenture and the Notes, as applicable, and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed

Norfolk Southern Corporation
March 30, 2011

herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

a)                  the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

b)                  except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Indenture with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party;

c)                  except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Indenture or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

d)                  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality; and

e)                  we do not express any opinion as to the enforceability of Section 6.12 of the Indenture.

We do not express any opinion as to any laws other than the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals,

Norfolk Southern Corporation
March 30, 2011

licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement.. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement dated May 18, 2011 and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP